CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the registration statement on Form N-1A ("Registration Statement") of our reports dated March 19, 2002, relating to the financial statements and financial highlights which appear in the February 28, 2002 Annual Reports to Shareholders of New York Tax-Free Money Fund, New York
Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, Virginia Tax-Free
Bond Fund, New Jersey Tax-Free Bond Fund, Maryland Short-Term
Tax-Free Bond Fund, Florida Intermediate Tax-Free Fund, Georgia Tax-Free
Bond Fund, and Maryland Tax-Free Money Fund (nine of the funds comprising T. Rowe Price State Tax-Free Income Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, MD
June 20, 2002